EXHIBIT 10.27


DATED                                                              JULY 24, 2000
--------------------------------------------------------------------------------





                    BIOPROGRESS TECHNOLOGY INTERNATIONAL INC

                                       and

                         PETER BLACK HEALTHCARE LIMITED





                   -------------------------------------------

                            MACHINE SUPPLY AGREEMENT
                  --------------------------------------------










                                 Rustons & Lloyd
                                 136 High Street
                                    Newmarket
                                     Suffolk
                                     CB8 8NN






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DATE:                                                                       2000

PARTIES:

1 `The Company': BIOPROGRESS TECHNOLOGY INTERNATIONAL INC, a corporation organised under the laws of the State of Nevada, United States of America, of Unit 1, Norwood Road, March, Cambridgeshire, PE15 8QD, England, and

2 `The Purchaser': PETER BLACK HEALTHCARE LIMITED, an English company registered under number 931141, whose registered office is at Keighley, West Yorkshire, BD21 3BB, England.

RECITAL:

The purpose of this agreement is to record the terms under which the Company has agreed to sell and the Purchaser to purchase certain equipment.

OPERATIVE PROVISIONS:

1    Interpretation
     --------------

1.1  In this Agreement, unless the context otherwise requires:

     (a) `Acceptance Criteria' means compliance with the Specification and clause 7.1

     (b) `Acceptance Date' means in respect of each Machine the date upon which such Machine is accepted by the Purchaser in accordance with clause 4

     (c) `Confidential Items' means those parts of the Machine which are listed in Schedule 4

     (d) `Documentation' means all instruction manuals, documents and drawings that the Purchaser may require to safely own, operate and maintain the Machines

     (e) `Employees' means all of the personnel (including subcontractors or agents and the personnel of any subcontractor or agent) used by the Company from time to time in performing its obligations under this Agreement

     (f)  `an Expert' means a person to whom a reference is made under clause
          10.1

     (g) `Force Majeure' means, in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lock-out or other industrial action)

     (h) `the Machine' means the machine described in Schedule 1 and `Machines' shall be construed accordingly

     (i) `the Patent Licence' means a patent licence agreement between the parties of even date with this agreement relating to patent application numbers 9606371.4, PCT/GB97/00838, GB9824658.0, GB
          9925166.2, PCT/GB/03649, GB 9916033.5 and GB 0003424.9

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     (j)  `Premises' means any of the Purchaser's premises to which a Machine is to be delivered or is situated

     (k) `Purchaser's Authorised Representative' means the Purchaser's Divisional Operations Manager from time to time (being Bruce George Leworthy at the date of this Agreement)

     (l) `the Specification' means the specification set out in Schedule 2 as upgraded from time to time by the Company at its discretion or any other specification agreed in writing between the Company and the Purchaser from time to time

1.2 Any reference in this Agreement to `writing', or cognate expressions, includes a reference to any communication effected by telex, cable, facsimile transmission or any comparable means.

1.3 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2    Sale of Machines
     ----------------

2.1 During the continuance of this Agreement the Company shall sell and the Purchaser shall purchase such quantities of Machines as may be ordered by the Purchaser from time to time under clause 2.3, subject to the terms and conditions of this Agreement.

2.2 During the continuance of this Agreement the Purchaser shall purchase all of its requirements for Machines from the Company and accordingly, except as otherwise provided in this Agreement, the Purchaser shall not purchase Machines from any other person.

2.3 Orders for Machines shall be given by the Purchaser to the Company in writing or, if given orally, shall be confirmed by the Purchaser in writing not more than 3 days after the order is given by the Purchaser.

2.4 Whilst the Company agrees to take all such steps as may reasonably be required to fulfil its obligations under this Agreement in the normal course, the Company shall not be obliged to give the Purchaser any priority over any other customer of the Company with regard to the supply or delivery of the Machines.

3    Specification of the Machine
     ----------------------------

3.1 All Machines sold by the Company to the Purchaser pursuant to this Agreement shall conform to the Specification.

3.2 The Company shall consult with the Purchaser from time to time during the continuance of this Agreement in order to ensure that the Specification of the Machines to be sold by the Company to the Purchaser is acceptable to both parties, but the Company shall not be obliged to agree to any change to the Specification requested by the Purchaser (except, for the avoidance of doubt, any change to the Specification required to ensure that the Machines comply with clause 7.1.4 to which the Company will be obliged to agree).

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4    Manufacture, delivery and installation of Machines
     --------------------------------------------------

4.1 The Company shall deliver each of the Purchaser's orders for the Machine on any date confirmed by the Company upon receipt of the order as the delivery date but time of delivery shall not be of the essence.

4.2 The Company shall deliver the Machine to the Premises and shall commence and thereafter expeditiously continue installation of the Machine as soon as reasonably practicable after such delivery.

4.3  The Company will carry out the installation of each Machine:

     4.3.1 with all due skill and care and to the highest professional standards;

     4.3.2 using suitable and trained employees with appropriate experience and qualifications; and

     4.3.3 in compliance with all relevant standards, codes of practice statutory requirements and regulations.

4.4 The Company will advise the Purchaser in writing when it considers the state of the Machine to be such that it meets the Acceptance Criteria.

4.5 Within 14 days of the service of the notice referred to in clause 4.4 the parties will inspect and test each Machine in the presence of the Purchaser's Authorised Representative to establish whether the Machine meets the Acceptance Criteria.

4.6 Within 14 days of the inspection pursuant to clause 4.5 a joint written report will be prepared recording the detailed results of the inspection and testing referred to in clause 4.5 and commenting on whether the Machine Acceptance Criteria have been met.

4.7 If the report is agreed and demonstrates that the Acceptance Criteria have been met to the satisfaction of the Purchaser's Authorised Representative he will issue a written notice certifying this fact and the Machine shall be deemed to be accepted on the date of such notice.

4.8 If the report records that the Acceptance Criteria have not been met the Company shall as soon as possible prepare (and copy to the Purchaser) and implement a remedy programme to correct the matters that led to such failure and the procedures set out in clauses 4.4 to 4.7 shall be repeated as soon as possible until successful compliance with the Acceptance Criteria is achieved.

4.9 If there is any difference of opinion between the parties as to whether the inspection tests and other procedures carried out demonstrate that the Acceptance Criteria have been achieved the matter shall, at the request of either the Company or the Purchaser, be determined by an Expert.

4.10 Risk in and responsibility for each Machine shall pass to the Purchaser on the Acceptance Date for each Machine.

4.11 The Purchaser shall allow the Company including the Employees such reasonable access to the Premises at reasonable times as it shall from time to time require to perform its obligations under this agreement.

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4.12 The Company shall procure that all Employees who may have access to the
     Premises in connection with this Agreement are fully aware of and fully comply with the Purchaser's health and safety, fire and other rules applying to the Premises (from time to time).

4.13 Whilst on the Premises the Company shall, and will ensure that the Employees shall, comply with the Health and Safety at Work Act 1974 and all other applicable health and safety regulations.

4.14 The Company shall take out and maintain at its own expense a policy or policies of insurance with reputable insurers in respect of employer's liability to the Employees and damage caused to the Premises by the Employees' negligence.

4.15 The Company shall be responsible for the behaviour of the Employees whilst on the Premises, whether or not any act or omission by them falls within the scope of their employment or authority. In particular the Company shall comply with the Purchaser's regulations as to the behaviour of persons whilst on its sites. The Company shall promptly exclude from the Premises any of the Employees whose behaviour in the Purchaser's opinion is unsuitable or inappropriate.

4.16 The Company will carry out its obligations under this Agreement in such a manner so as not to interfere with the orderly carrying out of the Purchaser's business at the Premises or cause any damage to the Premises.

5    Price of the Machines
     ---------------------

5.1 Subject to clause 5.3, the price for each Machine purchased by the Purchaser from the Company hereunder shall be calculated by reference to the number of Machines forming the subject of each order placed by the Purchaser, in accordance with the table set out in Schedule 3.

5.2 The purchase price for each Machine purchased by the Purchaser from the Company hereunder shall be paid:-

     (a) as to 50% on the placing of the order for the Machine in question in accordance with clause 2.3, and

     (b)  as to 50% no later than seven days after the Acceptance Date.

5.3 Subject to clause 5.4 the Company reserves the right, by giving notice to the Purchaser at any time, to increase the price of Machines to reflect any increase in the cost to the Company which is due to any factor beyond its control (such as, without limitation, currency regulation, alteration of duties, significant increase in the costs of labour, materials or other costs of manufacture but excluding foreign exchange fluctuation), any change in delivery dates, or specifications which is requested by the Purchaser, or any delay caused by any instructions of the Purchaser or failure of the Purchaser to give the Company adequate information or instructions (provided that the Purchaser has been given reasonable notice of the information and instructions which the Company requires) PROVIDED THAT:-

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     (i)  subject to clause 5.9 the first such notice of increase shall not take effect before the first anniversary of the date of this agreement and subsequent notices shall not take effect more frequently than at 12 month intervals; and

     (ii) in determining the total amount of any increase the Company will, if appropriate, make due allowance for any items in respect of which the costs have decreased in the period since either the date of this agreement (in the case of the first increase) or the date the previous increase took effect (in any other case).

5.4 The Price of each Machine will be the price applying at the time the order for such Machine is placed by the Purchaser notwithstanding that the Company may have increased the price of Machines prior to the date on which payment becomes due in respect of such Machine.

5.5 The Purchaser shall obtain the Confidential Items only from the Company but shall be free to obtain other spare parts and/or tooling for the Machine from any supplier. The Company undertakes to maintain such stock of Confidential Items as may be necessary to enable it to supply such items to the Purchaser within 24 hours of receipt of any order therefor from the Purchaser.

5.6 The prices for any spare or replacement Machine parts or tooling purchased by the Purchaser from the Company shall be the Company's standard prices for such parts applicable on the date of order provided that such spare parts and tooling will be supplied to the Purchaser at a cost no greater than the Company charges to third parties (who purchase the same quantity or fewer spare parts and tooling as the Purchaser) for the same spare parts and/or tooling.

5.7 Unless otherwise expressly agreed in writing all prices referred to in this agreement or elsewhere shall be exclusive of:-

     (a)  any costs of packaging, carriage and insurance of the Machines,

     (b) any applicable value added tax or other sales tax or duty, which shall be added to the sum in question.

5.8 If the Purchaser fails to pay on the due date any amount which is payable to the Company under this Agreement then, without prejudice to clause 12.2:-

     (a) that amount shall bear interest from the due date until payment is made in full, both before and after any judgment, at 4 per cent per annum over Barclays Bank plc base rate from time to time; and

     (b) the Company shall be entitled to suspend deliveries of Machines until the outstanding amount has been received by the Company from the Purchaser.

5.9 The restrictions on the frequency of price increases contained in clause 5.3(i) shall not apply in circumstances where the reason for the increased cost incurred by the Company is that changes in the Specification have required increased quantities of materials or different specifications or grades of materials to be used in the manufacture of the Machines (provided that, for the avoidance of doubt, this shall only apply to the extent that such increased cost is due to such changes and shall not entitle the Company to increase the price at that time to reflect any other increases in cost).

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6.   Title to Machines and documentation
     -----------------------------------

6.1 Title to any Machine shall not pass to the Purchaser until the date that the Purchase Price for the Machine in question and value added tax thereon (if applicable) and any applicable packaging, carriage and insurance charges have been paid in full to the Company (`the Payment Date').

6.2 Until the Payment Date the Purchaser shall not be entitled to sell transfer lease charge assign by way of security or otherwise deal in or encumber the Machine in question and the relationship between the Company and the Purchaser in respect of such Machine including any proceeds of sale or other consideration therefor shall be a fiduciary one.

6.3  If either:

     6.3.1 the Purchaser fails to effect payment in full of all sums due hereunder by the due date, or

     6.3.2 prior to the Payment Date the Purchaser convenes a meeting of its creditors or a proposal is made for a voluntary arrangement within
           Part I of the Insolvency Act 1986 or a proposal for any other composition scheme or arrangement with (or assignment for the benefit of) the Purchaser's creditors or if the Purchaser is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or if a trustee receiver administrative receiver or similar officer is appointed in respect of all or any part of the business or assets of the Purchaser or if a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding up of the Purchaser or for the making of an administration order (otherwise than for the purpose of an amalgamation or reconstruction)

     then the Company (without prejudice to any other legal remedies it may have) shall at any time thereafter be entitled to enter on the Purchaser's premises or any other premises where the Machine in question is located (without notice to the Purchaser) and remove the Machine in question.

6.4 If in breach of clause 6.2 above the Purchaser sells any Machine prior to the Payment Date then any proceeds of sale in respect thereof and all rights arising under or in respect of said sale shall be held (in the case of the proceeds of sale in a separate account) by the Purchaser as trustee for the Company.

6.5 With effect from the date of delivery up to and including the Payment Date the Purchaser shall insure the Machine in question for its full replacement value with the Royal and Sun Alliance or such other insurance company as the Company shall approve (such approval not to be unreasonably withheld) and shall provide a copy of the insurance certificate to the Company promptly upon request.

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7    Warranty in respect of Machines
     -------------------------------

7.1 Subject to the limitations upon its liability set out in clause 8 below the Company warrants to the Purchaser that each Machine will for a period of twelve months from the Acceptance Date in respect of each Machine:

     7.1.1 be free from defects in or arising from design materials workmanship delivery or installation;

     7.1.2 conform in all respects with the Specification;

     7.1.3 be of satisfactory quality within the meaning of the Sale of Goods Act 1979 (as amended) and fit for its purpose; and

     7.1.4 comply with all statutory and EC requirements and regulations relating to the Machine.

7.2 Subject to the limitations upon its liability in clause 8 below the Company warrants to the Purchaser that the Company will:

     7.2.1 carry out the installation of the Machines with all due skill, care and diligence; and

     7.2.2 comply with all applicable legislation, statutory provisions and regulations in performing its obligations under the Agreement.

7.3 The Purchaser shall give notice to the Company as soon as it is reasonably able upon becoming aware of a breach of warranty.

7.4 The Company shall as soon as it is reasonably able investigate any alleged breach of warranty and shall remedy the same free of charge by either:

     7.4.1 carrying out such repairs modifications or alterations to the Machine as it shall in its absolute discretion think fit (or authorising the Purchaser to carry out such repairs, modifications or alterations at the Company's cost) or (at its discretion)

     7.4.2 replacing the Machine or any part of it.

7.5 Any defective Machine or component parts replaced by the Company pursuant to clause 7.4.2 above (`Replaced Equipment') shall upon replacement become the property of the Company and the Purchaser warrants that its title to such Replaced Equipment shall be free and unencumbered or that it shall have all necessary consents and authorities to part with possession of the Replaced Equipment.

7.6 Any new parts of a Machine used by the Company to replace Replaced Equipment will be guaranteed on the terms set out in clause 7.1 for the unexpired portion of such warranty.

7.7 Subject to the foregoing and with the exception of the condition and warranties implied by section 12 of the Sale of Goods Act 1979 all conditions warranties terms and undertakings express or implied statutory or otherwise in respect of any Machines purchased hereunder are hereby excluded.

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7.8  During the term of this Agreement and for one (1) year thereafter, the
     Company shall maintain product liability insurance on the Machine with minimum limits of the sterling equivalent of $1,000,000 (ONE MILLION DOLLARS) per occurrence and $10,000,000 (TEN MILLION DOLLARS) in the aggregatewith an insurance company registered in the United Kingdom and being a member of the British Insurers Association. The Company shall provide the Purchaser with a copy of the certificate of such insurance and evidence of the payment of premiums therefor promptly upon request.

7.9 For the avoidance of doubt all deductibles under insurance policies maintained by the Company will be the sole and exclusive responsibility of the Company and clause 7.8 will not be deemed to limit in any way the Company's liability under this Agreement.

8    Limitation of liability
----------------------------

8.1 The following provisions set out the Company's entire liability (including any liability for the acts and omissions of its employees agents and sub-contractors) to the Purchaser in respect of:

     8.1.1 any breach of its contractual obligations arising under this agreement; and

     8.1.2 any representation statement or tortious act or omission including negligence arising under or in connection with this agreement

     AND THE PURCHASER'S ATTENTION IS IN PARTICULAR DRAWN TO THE PROVISIONS OF THIS CLAUSE 8.

8.2 Any act or omission on the part of the Company or its employees agents or sub-contractors falling within clause 8.1 above shall for the purposes of this clause 8 be known as an `Event of Default'.

8.3  The Company's liability to the Purchaser for:

     8.3.1 death or injury resulting from its own or its employees' agents' or subcontractors' negligence; and

     8.3.2 all damage suffered by the Purchaser as a result of the implied statutory undertakings as to title quiet possession and freedom from encumbrances shall not be limited.

8.4 Subject to the provisions of clause 8.3 above the Company's entire liability in respect of each Event of Default shall be limited to damages of an amount equal to (pound)500,000.

8.5 If a number of Events of Default give rise substantially to the same loss then they shall be regarded as giving rise to only one claim under this agreement.

8.6 Except in the case of an Event of Default arising under clause 8.3 above the Company shall have no liability to the Purchaser in respect of any Event of Default unless the Purchaser shall have served notice of the same upon the Company within 12 months of the date it became aware of the circumstances giving rise to the Event of Default.

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8.7  Nothing in this clause 8 shall confer any right or remedy upon the
     Purchaser to which it would not otherwise be legally entitled.

9    Documentation
------------------

9.1 The Company will on or prior to the Acceptance Date provide complete and accurate Documentation to the Purchaser for the Machine in question.

9.2 The Documentation provided by the Company to the Purchaser hereunder is the copyright of the Company and contains confidential information of the Company.

9.3 The Purchaser shall take all such steps as shall be necessary to protect the Company's copyright and confidential information in such documentation and without prejudice to the generality of the foregoing shall not copy or reproduce the same nor distribute sell or disclose the contents of the same to any third party without the prior consent of the Company (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt nothing in this clause shall prevent the Purchaser from handing over the Documentation to any third party to whom it may sell any Machines at any future date.

9.4 The Purchaser undertakes to the Company to make its employees agents and sub-contractors aware of the provisions of this clause 9 and to use all reasonable endeavours to ensure compliance by its said employees agents and sub-contractors with the obligations set out in clause 9.3 above.

10   Expert determination
-------------------------

10.1 Where under any provision of this Agreement any matter is to be determined by an Expert, the matter shall be referred at the instance of either party to such person as may be appointed by agreement between the parties or, in default of agreement, nominated on the application of either party by the President for the time being of the Institute of Mechanical Engineers.

10.2 Any person to whom a reference is made under clause 10.1 shall act as an expert and not as an arbitrator and shall be entitled to appoint such technical expert or experts as he considers necessary to assist him in determining the matter referred to him. The decision of the Expert (which shall be given by him in writing stating his reasons therefor) shall be final and binding on the parties.

10.3 Each party shall provide any Expert with such information as he may reasonably require for the purposes of his determination; if either party claims any such information to be confidential to it then, provided that in the opinion of the Expert that party has properly claimed the same as confidential, the Expert shall not disclose the same to the other party or to any third party.

10.4 The costs of any Expert (including the costs of any technical expert appointed by him) shall be borne in such proportions as the Expert may determine to be fair and reasonable in all the circumstances or, if no such determination is made by the Expert, by the parties in equal proportions.

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11   Force majeure
------------------

11.1 If either party is affected by Force Majeure it shall promptly notify the other party of the nature and extent of the circumstances in question.

11.2 Notwithstanding any other provision of this Agreement, neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, for any delay in performance or the non-performance of any of its obligations under this Agreement, to the extent that the delay or non-performance is due to any Force Majeure of which it has notified the other party, and the time for performance of that obligation shall be extended accordingly.

11.3 If at any time the Company claims Force Majeure in respect of its obligations under this Agreement with regard to the supply of the Machines, the Purchaser shall be entitled to obtain from any other person such quantity of the Machines as the Company is unable to supply.

12   Duration and termination
-----------------------------

12.1 This Agreement shall come into force on the date at the top of page 1 above and, subject to the following provisions of this clause, shall continue in force for as long as the Patent Licence continues in force.

12.2 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

     12.2.1 that other party commits any continuing or material breach of any of the provisions of this Agreement and, in the case of such a breach which is capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

     12.2.2 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;

     12.2.3 that other party makes any voluntary arrangement with its creditors or becomes subject to an administration order;

     12.2.4 that other party goes into liquidation (except for the purposes of an amalgamation, reconstruction or other reorganisation and in such manner that the company resulting from the reorganisation effectively agrees to be bound by or to assume the obligations imposed on that other party under this Agreement); or

     12.2.5 that other party ceases, or threatens to cease, to carry on business.

12.3 For the purpose of clause 12.2.1, a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

12.4 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision.

12.5 The rights to terminate this Agreement given by this clause shall not prejudice any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

12.6 Upon the termination of this Agreement for any reason, subject as otherwise provided in this Agreement and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

13   Nature of agreement
------------------------

13.1 Either party shall be entitled to perform any of the obligations undertaken by it and to exercise any of the rights granted to it under this Agreement through any other company which at the relevant time is its holding company or subsidiary (as defined by section 736 of the Companies Act 1985, as amended) or the subsidiary of any such holding company, and any act or omission of any such company shall for the purposes of this Agreement be deemed to be the act or omission of such party to this Agreement.

13.2 Subject to the Purchaser's consent (which shall not be unreasonably withheld or delayed) the Company shall be entitled to carry out its obligations under this Agreement through any agents or sub-contractors appointed by it in its absolute discretion for that purpose.

13.3 Except as provided in clauses 13.1 and 13.2, this Agreement is personal to the parties, and neither of them may, without the written consent of the other, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations under this Agreement.

13.4 Nothing in this Agreement shall create, or be deemed to create, a partnership between the parties.

13.5 This Agreement contains the entire agreement between the parties with respect to its subject matter, supersedes all previous agreements and understandings between the parties, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

13.6 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of or rely on any representation, warranty or other provision except as expressly provided in this Agreement, and accordingly all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law provided that this shall not exclude any liability which either party would otherwise have to the other in respect of statements made fraudulently by that party prior to the date of this Agreement.

13.7 If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, the other provisions of this Agreement and the remainder of the affected provisions shall continue to be valid.

13.8 This Agreement shall be governed by and construed in all respects in accordance with the laws of England, and the Purchaser agrees to submit to the exclusive jurisdiction of the English courts.

13.9 The parties hereby agree that they do not intend that any third party which may benefit from this Agreement shall have any rights of enforcement under the terms of the Contract (Rights of Third Parties) Act 1999.

14   Notices
------------

14.1 Any notice required to be given hereunder by either party to the other shall be in writing and may be given by hand or sent by first class pre-paid post or facsimile transmission and shall be deemed to be duly served:

     14.1.1 if delivered by hand, when left at the proper address for service;

     14.1.2 is given or made by prepaid first class post, 48 hours after being posted (excluding Saturdays, Sundays and public holidays);

     14.1.3 if given or made by facsimile transmission at the time of transmission, provided that a confirming copy is sent by first class prepaid post to the other party within 24 hours after transmission, provided that, where in the case of delivery by hand or transmission by facsimile, such delivery or transmission occurs either after 4.00 pm on a Business Day, or on a day other than a Business Day, service shall be deemed to occur at 9.00 am on the next following Business Day (such times being local time at the address of the recipient).

14.2 Any demand, notice or communication shall be made in writing or by facsimile addressed to the recipient at its registered office or its address stated in this Agreement (or such other address or facsimile number as may be notified in writing from time to time) and shall be marked for the attention of the Company Secretary in the case of the Purchaser or the Chief Financial Officer in the case of the Company.

14.3 For the purposes of this clause 14 "Business Day" means any day other than Saturdays, Sundays and public or statutory holidays.



                                   SCHEDULE 1
                                   ----------

                           The Machine (Clause 1.1(h))
                           ---------------------------

The Machine is the Company's Swallow form fill and seal encapsulation machine, designed to operate with the XGel Materials using vacuum forming rollers with radiant pre-heat field by the action of heated plattens



                                   SCHEDULE 2
                                   ----------

                        The Specification (Clause 1.1(l))
                        ---------------------------------

Cavity arrangement         -        Nested

Cavities per drum          -        850
(10 minim oval)


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


Vacuum Drum Width          -        600mm

Film Spec                  -        600mm/50mtr

Minimum output             -        79,532 capsules per hour

Drum Rotation Speed        -        0.3cm/sec

Air Pressure               -        100psi

Air Volume                 -        min 0.6 cubic metres/minute

Power                      -        3 phase 60 Amp supply

Footprint                  -        4.4 mtrs by 1.1 mtrs

Height                     -        1.95 mtrs



                                   SCHEDULE 3
                                   ----------

                                Prices (Clause 5)


---------------------------------- ---------------------------------
Number of  Machines  forming  the  Price per machine
subject of the order in question
---------------------------------- ---------------------------------
1-5                                US$500,000
---------------------------------- ---------------------------------
6-10                               US$475,000
---------------------------------- ---------------------------------
11-20                              US$450,000
---------------------------------- ---------------------------------
21 or more                         US$425,000
---------------------------------- ---------------------------------

                                   SCHEDULE 4
                                   ----------
                               Confidential Items
                               ------------------

Filling Wedge
Sealing and cutting plates

SIGNED


 ................................................................
on behalf of BioProgress Technology International Inc




 .................................................................
on behalf of Peter Black Healthcare Limited

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